Exhibit 23.3

Schlumberger Data and Consulting Services

1310 Commerce Drive

Park Ridge I

Pittsburgh, PA 15275-1011

Tel: 412-787-5403

Fax: 412-787-2906

July 16, 2004

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

Schlumberger Data and Consulting Services hereby consents to the references to our firm in the form and context in which they appear in the Annual Report on Form 10-K of Quicksilver Resources Inc. (the “Company”) for the fiscal year ended December 31, 2003, and the Quarterly Report on Form 10-Q of the Company for the quarter ended March 31, 2004. We hereby further consent to the use of information contained in our reports, as of January 1, 2004 setting forth the estimates of revenues from the Company’s oil and gas reserves. We further consent to the incorporation by reference of the Form 10-K and the Forms 10-Q into the Company’s Registration Statement on Form S-3 filed July 16, 2004.

Very truly yours,

/s/ Joseph H. Frantz
Joseph H. Frantz, Jr., P.E. Operations Manager Consulting Services Eastern U.S.